UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2012

CHROMADEX CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California 92618
(Address of Principal Executive Offices, Including Zip Code)

(949) 419-0288
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  REGULATION FD DISCLOSURE

On December 3, 2012 ChromaDex Corporation (the “Company”) issued a press release with respect to its acquisition effective as of December 1, 2012 of 100% of the capital stock of Spherix Consulting, Inc., formerly a wholly owned subsidiary of Spherix Corporation (NASDAQ:SPEX), engaged in the provision of regulatory and other consulting services to manufacturers in the food industry.  The amount of the purchase price and the amount of the incremental revenues of Spherix Consulting, Inc. were not material to the net worth or consolidated revenues, respectively, of the Company.   A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           December 3, 2012

CHROMADEX CORP.

By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer